                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated August 27, 1999 (except with respect to the matters discussed in Notes 7 and 8 for which the date is February 23, 2000 and Note 12 for which the date is February 2, 2000) included in MatrixOne, Inc.'s registration statement (No. 333-92731) on Form S-1.



                            /s/ ARTHUR ANDERSEN LLP





Boston, Massachusetts
April 19, 2000